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                                                                   EXHIBIT 10.3

                            CAMDEN DEVELOPMENT, INC.
                1997 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I
                                    PURPOSE

     1.01. Purpose. The Camden Development, Inc. 1997 Employee Stock Purchase Plan (the "Plan") provides a method whereby employees, officers and directors of Camden Development, Inc., Camden Property Trust, a Texas real estate investment trust, and any Subsidiary Corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in Camden Property Trust through the purchase of common shares of beneficial interest, par value $0.01 per share ("Common Shares"), of Camden Property Trust.


                                   ARTICLE II
                                  DEFINITIONS

     2.01. Participant. "Participant" means any person who is customarily employed on a regular, full-time basis by the Company and is regularly scheduled to work 30 or more hours per week and any officer or director.

     2.02. Subsidiary Corporation. "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of Camden Property Trust as that term is defined in 424 of the Code and (ii) is designated as a participant in the Plan by the Committee.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

     3.01. Initial eligibility. Any Participant who shall have completed one calendar months' employment and shall be employed by the Company on the date his/her participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after such one month period has concluded.

     3.02. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no person shall be allowed to participate in the Plan:

          (a) if, immediately after such participation, Participant would own Common Shares, and/or hold outstanding options to purchase Common Shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company



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     (for purposes of this paragraph, the rules of Paragraph 424(d) of the Code shall apply in determining stock ownership of any employee); or

          (b) is such Participant's rights to purchase Common Shares under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 in fair market value of the Common Shares (determined at the time of Plan enrollment) for each calendar year in which such purchase right is outstanding.

     3.03. Commencement of Participation. An eligible employee, officer or director may become a Participant by completing an authorization for a payroll or director's fee deduction or quarterly contribution on the form provided by the Company and filing it with the Human Resources Department on or before the date set therefor, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll or director's fee deductions for a Participant shall commence on the applicable Offering Commencement Date when Participant's authorization for a deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.


                                   ARTICLE IV
                                   OFFERINGS

     4.01. The Plan will be implemented by offerings of the Camden Property Trust's Common Shares (the "Offerings") in six-month Offerings commencing, respectively, on January 1 and July 1 of such year and terminating on June 30 and December 31 of such year, respectively. As used in the Plan, "Offering Commencement Date" means the January 1 or July 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the June 30 or December 31, as the case may be, an which the particular Offering terminates.


                                   ARTICLE V
        PAYROLL OR DIRECTOR'S FEE DEDUCTIONS OR QUARTERLY CONTRIBUTIONS

     5.01. Amount of Deduction. At the time a Participant files an authorization for deduction or contribution, Participant shall elect to have deductions made from his/her pay on each pay day or periodic director's fees or make quarterly contributions, during the time he/she is a Participant in an Offering; provided, however, that in no event may such deductions or contributions total less than $10.00 per deduction or contribution.

     5.02. Participant's Account. All payroll or director's fee deductions and quarterly contributions shall be credited to Participant's account under the Plan. A Participant may not make any other separate cash payment into such account except when on leave of absence and then only as provided in 5.04.




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     5.03. Changes in Payroll Deductions. A Participant may discontinue his/her participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of his/her payroll or director's fee deductions for that Offering.

     5.04. Leave of Absence. If a Participant goes on a leave of absence, such Participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to 7.02, (b) to discontinue contributions to the Plan but remain a Participant in the Plan, or (c) to remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such Participants are insufficient to meet such Participant's authorized Plan deductions.


                                   ARTICLE VI
                                  SHARE PRICE

     6.01. Share Price. The price of Common Shares purchased with Participant contributions made during such Offering for a Participant therein shall be the lower of-

          (a) 85% of the closing price of the Common Shares on the Offering Commencement Date or the nearest prior business day on which trading of Common Shares occurred on the New York Stock Exchange; or

          (b) 85% of the closing price of the Common Shares on the Offering Termination Date or the nearest prior business day on which trading of Common Shares occurred on the New York Stock Exchange.


                                  ARTICLE VII
                               PURCHASE OF SHARES

     7.01. Automatic Exercise. Unless a Participant gives written notice to the Company as hereinafter provided, his/her purchase of Common Shares with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full and/or fractional Common Shares which the accumulated payroll deductions in Participant's account at that time will purchase at the applicable price.

     7.02. Withdrawal of Account. By written notice to the Human Resources Department, at any time prior to the Offering Termination Date applicable to any Offering, a



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Participant may elect to withdraw all the accumulated contributions in his/her account at such time.

     7.03. Delivery of Common Shares. Shares purchased under the Plan will be held in the custody of the Plan Administrator in book entry form. The Plan Administrator may hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. A Participant may by written notice instruct the Plan Administrator to have all or part of the whole shares in his/her account reissued in the Participant's own name and have the certificate delivered to the Participant.

     7.04. Shareholder Rights. Any dividends paid on shares held by the Plan Administrator for a Participant automatically will be reinvested in additional Common Shares to the extent possible, unless the Participant directs otherwise, in which case all such dividends will be transmitted to the Participant. The Plan Administrator will deliver to each Participant who purchases shares under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its shareholders.


                                  ARTICLE VIII
                                   WITHDRAWAL

     8.01. In General. As indicated in 7.02, a Participant may withdraw deductions or contributions credited to his/her account under the Plan at any time by giving written notice to the Human Resources Department. All of the Participant's quarterly contributions, payroll or director's fee deductions credited to his/her account will be paid to Participant promptly after receipt of his/her notice of withdrawal, and no further deductions will be made from his/her pay during such Offering. The Company may, at its option, treat any attempt to borrow by a Participant on the security of his/her accumulated contributions as an election, under 3.02, to withdraw such contributions.

     8.02. Effect on Subsequent Participation. A Participant's withdrawal from any Offering will not have any effect upon his/her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     8.03. Termination of Employment. Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the contributions or deductions credited to his/her account will be returned to him/her, or, in the case of death subsequent to the termination of employment, to the person or persons entitled thereto under 11.01.


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     8.04. Termination of Employment Due to Death. Upon termination of the
Participant's employment because of his/her death, Participant's beneficiary (as defined in 11.01) shall have the right to elect, by written notice given to the Human Resources Department prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the Participant, either:

          (a) to withdraw all of the contributions or deductions credited to the Participant's account under the Plan, or

          (b) to exercise the Participant's right of purchase of Common Shares on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full Common Shares which the accumulated contributions in the Participant's account at the date of the Participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

     In the event that no such written notice of election shall be duly received by the Human Resources Department, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's right to purchase.

     8.05 Leave of Absence. A Participant on leave of absence shall, subject to the election made by such Participant pursuant to 5.04, continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than 90 days shall not be entitled to participate in any offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full-time employment with the Company at the termination of such leave of absence, such Participant's participation in the Plan shall terminate.


                                   ARTICLE IX
                                    INTEREST

     9.01. Payments of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant.


                                   ARTICLE X
                                     STOCK

     10.01. Participant's Interest in Stock. The Participant will have no interest in Common Shares covered by his/her Plan participation until such shares have been purchased.


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     10.02. Registration of Common Shares. Stock to be delivered to a
Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Human Resources Department prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designate by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.


                                   ARTICLE XI
                                 MISCELLANEOUS

     11.01. Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any shares and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Human Resources Department. Upon the death of a Participant and upon receipt by the Company of proof of identify and existence of the Participant's death by a beneficiary validly designated by him under the Plan, the Company shall deliver such shares and/or cash to such beneficiary. In the event of the death of Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administration of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan.

     11.02. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the right to purchase or to receive Common Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with 7.02.

     11.03. Use of Funds. All contributions or deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such contributions or deductions.

     11.04. Adjustment Upon Changes in Capitalization. (a) If, during any Plan period, the outstanding Common Shares of the Company have increased, decreased, changed into, or been exchanged for a different number of kind or shares of securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Board of Trust Managers in the number and/or kind of shares which are subject to purchase and on the


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price applicable to such outstanding options. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, Plan participants will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one Common Share was entitled to receive upon and at the time of such transaction. The Board of Trust Managers shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this 11.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

     11.05. Amendment and Termination. The Board of Trust Managers shall have complete power and authority to terminate or amend the Plan at any time.

     11.06 Effective Date. The Plan shall become effective as of July 1, 1997.

     11.07 No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any Common Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

     11.08. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

     11.09. Governing Law. The law of the State of Texas will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.